Item 77D - SunAmerica Income Funds

The Board of Directors of the
Registrant approved a change in the
SunAmerica High Yield Bond Fund's
name to the "SunAmerica Flexible Credit
Fund," along with certain changes to the Fund's principal investment strategy and techniques, which changes became effective on October 1, 2014. Post-
Effective Amendment No. 55 to the
Registration Statement on Form N-1A of
SunAmerica Income Funds (File No. 033-
06502) filed on September 30, 2014,
describing these changes, was filed
pursuant to Rule 485(b) of the Securities
Act of 1933, as amended, and is
incorporated by reference (SEC Accession
No. 0001193125-14-358961).